Exhibit 10.1

NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT

THIS NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of July 10, 2013 by Prospect Global Resources Inc., a Nevada corporation (the “Company”) and Very Hungry, LLC (“Very Hungry”) and Scott Reiman 1991 Trust (together with Very Hungry, the “Noteholders”) the Company and each Noteholder are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

ARTICLE I
EXCHANGE OF NOTES FOR PREFERRED STOCK

1.01             Exchange.  Subject to the terms and conditions hereof, on the date hereof each Noteholder agrees to exchange its Subordinated Promissory Note dated May 2, 2013 issued by the Company (each a “Note” and together the “Notes”) for the number of shares of the Company’s Senior Mandatorily Convertible Preferred Stock (the “Preferred Stock”) set forth on the signature pages hereof.  The original Notes shall be delivered to the Company on the date hereof.  The Preferred Stock will be convertible into the Company’s common stock, par value $.0001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase Common Stock as described in a certificate of designation attached hereto as Annex A.  The Preferred Stock, the Warrants and the Common Stock into which the Preferred Stock is convertible and the Common Stock that may be purchased on exercise of the Warrants are referred to as the “Subject Securities.”

1.02             Fair Market Values for Tax Reporting.   The Parties agree that the fair market value of each Note exchanged under this Agreement is its principal amount, and that the fair market value of each share of Preferred Stock exchanged under this Agreement is $1.00.  Each Party agrees that all federal, state and local tax filings and reportings made by such Party in connection with the transactions contemplated by this Agreement shall be consistent with the foregoing agreed-upon fair market values.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF THE NOTEHOLDERS

Each Noteholder hereby represents and warrants to the Company as follows:

2.01             Ownership.  The Noteholder is the sole record holder and beneficial owner of the Note bearing its name as payee.  The Noteholder owns its Note free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind whatsoever.  The Noteholder is not a party to any agreement or arrangement which will impose any such encumbrance upon its Note as a result of the transactions contemplated hereby.

2.02             Power and Authority; Enforceability.  The Noteholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement constitutes a legal, valid, and binding obligation of the Noteholder, and is enforceable against the Noteholder in accordance with its terms.

2.03             Approvals.  No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Noteholder.

2.04             Conflicts.  The execution, delivery and performance of this Agreement by the Noteholder will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Noteholder is a party or by which the property of the Noteholder is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.05             Acquiring for Investment.  The Noteholder is acquiring the Preferred Stock for his or its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).  The Noteholder will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Preferred Stock, or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.  The Noteholder understands and acknowledges that there is no public market for the Preferred Stock and it is unlikely that any public market will develop.  There can be no assurance that the Noteholder will be able to sell or otherwise dispose of the Preferred Stock.  The Noteholder acknowledges that he, she or it must bear the economic risk of the Noteholder’s investment in the Preferred Stock indefinitely, unless the Preferred Stock is registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities or any obligation to do so in the future.

2.06             Accredited Investor Status.  The Noteholder is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Preferred Stock.

2.07             Access to Information.  The Noteholder has had the opportunity to discuss the transactions contemplated hereby with the management of the Company and has had the opportunity to obtain such information pertaining to the Company as has been requested.  The Noteholder understands that an investment in the Company involves substantial risks.  The Noteholder (a) can bear the economic risk of losing its entire investment in the Company and has adequate means for providing for its current financial needs and contingencies and (b) has the financial acumen and sophistication to make an informed investment decision with respect to the transactions contemplated hereby and the Preferred Stock to be issued hereunder.

2.08             Advice.  The Noteholder is relying solely upon the advice of its own legal, tax and financial advisers with respect to the tax and other legal aspects of an investment in the Preferred Stock.

2.09             Exemption of Offering.  The Noteholder understands that the Preferred Stock is being issued in reliance upon an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that the Company is relying upon the accuracy of, and the Noteholder’s compliance with, the Noteholder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to and covenants with, each Noteholder as follows:

3.01             Organization and Standing.  Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports as defined below).  Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where any failure to so qualify or be in good standing, individually or in the aggregate, would not have a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

3.02             Capitalization.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.001 per share.  As of June 30, 2013, (i) 115,119,415 shares of Common Stock were issued and outstanding, and (ii) no shares of Preferred Stock were issued and outstanding.  All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable.  The Preferred Stock has been duly and validly authorized and when issued and delivered by the Company in accordance with this Agreement, will be validly issued, fully paid and nonassessable.  Except as set forth in SEC Reports, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock or any other securities of the Company of any kind binding on the Company.  The issuance by the Company of the Subject Securities is not subject to any preemptive rights, rights of first refusal or other similar limitation or any other claim, lien, charge, encumbrance or security interest applicable to the assets of the Company, except those which have been waived.  There are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

3.03             Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, this Agreement, except Stockholder Approval as defined below.  No other corporate proceeding on the part of the Company is necessary for the valid execution and delivery by the Company of this Agreement and the Subject Securities.  Assuming the due execution and delivery of this Agreement by Noteholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.04             No Violation; Consents.

(a)           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Company do not and will not (i) conflict with, violate or contravene the applicable provisions of any law of any court or any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Authority”) to or by which the Company or any of its subsidiaries or any of its or their respective assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under, or give to others any right of termination, amendment, or cancellation of, or give to others a right to require any payment to be made under, any contract, lease, license, permit, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of their respective assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the assets or capital stock of the Company, or (iii) conflict with or violate any provision of the organizational and other governing documents of the Company, except in the case of each of clauses (i), (ii) and (iii) above as would not have a Material Adverse Effect.

(b)           Subject to the accuracy of Purchaser’s representations and warranties herein, no consent, approval, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby, except for any filings required to be made under the rules and regulations of the NASDAQ Stock Market to list the Common Stock and the Stockholder Approval.

3.05             SEC Reports; Financial Condition; No Adverse Changes.  The audited and unaudited consolidated financial statements of the Company and the related notes thereto contained in the SEC Reports (the “Company Financial Statements”) present fairly the financial position of the Company and its subsidiaries at such date and the results of operations of the Company and its subsidiaries for the periods set forth therein; provided, however, that the unaudited financial statements are subject to normal year-end adjustments.  The Company Financial Statements, including the related notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect for the periods covered thereby.  The Company’s most recent Annual Report on Form 10-K (the “10-K”), and the other reports on Form 10-Q, as amended, and Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) are referred to as the “SEC Reports.”

3.06             Securities Laws.  All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, that are required in connection with the offer, issuance, sale and delivery of the Subject Securities pursuant to this Agreement, have been, or will be, completed by the Company.

3.07             No Default.  The Company and its subsidiaries are not, and, immediately after the consummation of the transactions contemplated hereby, none will be, in default of (whether upon the passage of time, the giving of notice or both) any term of its charter document or its bylaws or any provision of any equity security issued by the Company, or of any agreement, instrument or other undertaking to which the Company or its subsidiaries is a party or by which it or any of its properties or assets is bound, or the applicable provisions of any law of any governmental authority to or by which the Company or any of its subsidiaries or any of its assets is bound, which default would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.08             No Litigation.  Except as disclosed in the SEC Reports, no litigation, proceeding, other action or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, or, to the Company’s knowledge, threatened or contemplated, that, if determined adversely, would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.09             Environmental Matters.  None of the Company nor any of its subsidiaries is in violation, in any material respect, of any applicable state and federal environmental law, and the Company has no knowledge of any event or condition that exists or has occurred that is reasonably likely to result in any material violation of any environmental law that would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

3.10             Sections 78.3781-78.3793 of Nevada Revised Statutes.  The Company has taken all actions necessary or advisable to ensure that Sections 78.3781-78.3793 of Nevada Revised Statutes do not apply to any of the transactions contemplated by this Agreement (including the purchase of the Preferred Shares and purchase of any other of the Subject Securities.

3.11             Material Contracts.  The Exhibit list to the 10-K lists all Material Contracts other than this Agreement and those entered into in connection with the transactions contemplated by this Agreement.  None of the Material Contracts has been amended, modified or supplemented in any material respect except as described in the SEC Reports.

ARTICLE IV

TRANSFER RESTRICTIONS

4.01             Transfer Restriction.  The Preferred Stock may not be transferred without the consent of the Company.

4.02             Transfer of Preferred Stock.  Each Noteholder acknowledges that the shares of Preferred Stock are restricted securities and in addition to the restriction contained in Section 4.01 may be transferred only pursuant to:  (a) an effective registration statement under the Securities Act and applicable state securities laws pertaining to such securities or an available exemption therefrom; and (b) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available.

4.03             Restrictive Legend.  Each Noteholder acknowledges and agrees that, upon issuance pursuant to this Agreement, the certificates representing the Preferred Stock shall have endorsed thereon a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.  TRANSFER OR THESE SECURITIES IS FURTHER RESTRICTED BY THE TERMS OF THE NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT DATED AS OF JULY     , 2013.”

ARTICLE V

ADDITIONAL AGREEMENTS

5.01             Agreement to Call Stockholder Meeting.  The Company shall call a meeting of its stockholders (the “Stockholders Meeting”) to be held as promptly as practicable for the purpose of considering and voting upon the issuance of the Subject Securities and each other matter required to be approved by such stockholders in connection with the transactions contemplated hereby.  The Company will, through its board of directors, subject to its fiduciary obligations, recommend to its stockholders the approval of the issuance of the Subject Securities and each such other matter, and the Company shall use commercially reasonable efforts to solicit proxies in favor of the issuance of the Subject Securities and each such other matter and otherwise to secure the required vote of its stockholders.

5.02             Proxy Statement; Other Commission Filings.  As soon as reasonably practicable after the execution of this Agreement, the Company shall file with the SEC a preliminary proxy statement (the “Proxy Statement”) for the Stockholders meeting, which may be the Company’s annual meeting of Stockholders in which case the Company shall file the Proxy Statement after the information required for the annual meeting has been completed.  The Company shall respond promptly to any comments of the SEC and shall use commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing after which the Company shall promptly mail the definitive Proxy Statement to its stockholders.  The Company will notify Purchaser promptly of the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or such other government officials for amendments or supplements to the Proxy Statement or any filing incorporated therein or for additional information, and will supply Purchaser with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other government officials on the other hand, with respect to the Proxy Statement and the transactions contemplated by this Agreement.  The Company shall promptly prepare and file with the SEC any amendment or supplement to the Proxy Statement the Company deems required or advisable and, following clearance thereof, if applicable, mail such amendment or supplement to its stockholders.

5.03             Listing Applications.  The Company shall apply to list the Common Stock issuable to Noteholders in connection with the Subject Securities for trading on the NASDAQ Stock Market and will use all commercially reasonable efforts to cause such listing to be effective subject to issuance.  It will advise Noteholders of any correspondence with the NASDAQ Stock Market with respect to this listing.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01             Survival of Representations; Entire Agreement.  All representations and warranties made by the Parties pursuant to this Agreement shall survive the execution and delivery of this Agreement.  This Agreement and the related documents referred to herein constitute the entire understanding between the Parties with respect to the subject matter contained herein and therein and supersede any prior or contemporaneous understandings and agreements among them respecting such subject matter.  Except as specifically set forth herein or therein, neither the Company nor either Noteholder makes any representation, warranty, covenant or undertaking with respect to such matters.

6.02             Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in the State of Colorado.  Each Party irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the City of Denver, Colorado in any suit or proceeding based on or arising under this Agreement or the Preferred Stock or the transactions contemplated hereby and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.  The Parties further agree that service of process upon any Party mailed by first class mail in accordance with Section 6.05 shall be deemed in every respect effective service of process upon such Party in any suit or proceeding arising hereunder.  Nothing herein shall affect the right of a Party to serve process in any other manner permitted by law.  The Parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The Parties irrevocably waive any right to a trial by jury under applicable law

6.03             Amendments; Counterparts.  This Agreement may be amended only by a written instrument duly executed by each of the Parties.  This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  In order to facilitate execution of this Agreement, this Agreement may be duly executed and delivered by facsimile or other electronic transmission.

6.04             Further Assurances.  The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

6.05             Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by confirmed facsimile or other electronic transmission, and shall be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by facsimile or other electronic transmission prior to 5:00 p.m. (Mountain Time) on a business day, (b) the next business day after the date of transmission if such notice or communication is delivered via facsimile or other electronic transmission on a day that is not a business day or later than 5:00 p.m. (Mountain Time) on a business day, or (c) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company:	Prospect Global Resources Inc.
1401 17th Street, Suite 1550
Denver CO 80202
Attention: Gregory M. Dangler
Facsimile: 303-990-8440
Email: gdangler@prospectgri.com

with a copy to:	Brownstein Hyatt Farber Schreck, LLP
410 17th Street, 22nd Floor
Denver CO 80202
Attention: Jeff Knetsch
Facsimile: 303-223-1111
Email: jknetsch@bhfs.com

If to a Noteholder:	c/o Hexagon Investments, LLC
730 17th Street, Suite 800
Denver CO 80202
Attention: Conway J. Schatz
Facsimile: 303-571-1221
Email: cjs@hexagoninc.com

with a copy to:	Bryan Cave HRO
1700 Lincoln Street, Suite 4100
Denver CO 80203
Attention: Dean Salter
Facsimile: 303-866-0200
Email: dean.salter@bryancave.com

6.06             Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

6.07             Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Gregory M. Dangler
Gregory M. Dangler, Interim Chief Financial Officer

VERY HUNGRY, LLC
4,436,017.30 shares of Preferred Stock

By:	/s/ Michael J. Hipp
Name: Michael J. Hipp
Title: Manager

SCOTT REIMAN 1991 TRUST
1,063,982.70 shares of Preferred Stock

By:	/s/ Michael J. Hipp
Name: Michael J. Hipp
Title: Trustee